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                          SECURITIES AND EXCHANGE COMMISSION

                                  ---------------

                               WASHINGTON, DC  20549

                                  ---------------

                                      FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                  ---------------

Date of Report (Date of earliest event reported):      September 21, 1998



                          PACIFIC GATEWAY PROPERTIES, INC.
                 (Exact Name of Registrant as Specified in  Charter)




            NEW YORK                   1-8692                04-2816560
  (State or Other Jurisdiction    (Commission File        (I.R.S. Employer
      of Incorporation)                Number)          Identification Number)




                              930 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA  94133
               (Address of Principal Executive Offices)(Zip Code)


Registrant's telephone number, including area code:    (415) 398-4800

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ITEM 5.  OTHER EVENTS

     On September 21, 1998, Pacific Gateway Properties (the "Company") completed the private placement of 300,000 shares of Series 1 Convertible Preferred Stock
(the "Series 1 Preferred Shares") for $3,000,000 to GEM Value/PGP, L.L.C.
("GEM"), an affiliate of GEM Value Fund, L.P. ("GEM Value", together with GEM, the "GEM Entities").

GEM's 300,000 Series 1 Preferred Shares are convertible into shares of the Company's common stock (the "Common Stock") on a one for one basis and have the same voting rights as the Common Stock. GEM Value also owns 101,700 shares of Common Stock which it had acquired in open market purchases prior to entering into discussions to invest in the Preferred Shares. The GEM Entities' common and preferred stock holdings in the Company represent 9.5% of the total shares of capital stock of the Company outstanding and entitled to vote.

The Series 1 Preferred Shares will receive dividends, if any, from the Company's operating cash flow on a pari passu basis with holders of Common Stock.  The agreement with GEM does not require the company to make any distributions.  In the event of a full or partial liquidation of the Company, the holders of Series
1 Preferred Shares will be entitled to a liquidation preference of $10.00 per
share.   GEM also received customary registration rights for the Common Stock issuable upon conversion of the Series 1 Preferred Shares.

In addition, GEM has entered into an agreement with the Company and three entities controlled by the Company's Chairman, Richard Osborne, whereby, GEM has a "tag along" right to sell its Series 1 Preferred Shares on a pro rata basis with sales of Common Stock by the Osborne controlled entities. This right is exercisable should any of the Osborne controlled entities sell cumulatively in excess of 200,000 shares of the Company's Common Stock.

It was further agreed that Norman S. Geller, co-founder of GEM Investors, Inc., an affiliate of GEM, will be nominated for election to the Company's board of directors at the 1998 Annual Meeting of Shareholders scheduled for October 26, 1998.

The funds raised from the GEM investment will be combined with existing cash reserves of the Company to be used on possible future opportunistic investments.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)  EXHIBITS

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     Exhibit No.            Description
     -----------            -----------
        4.1                 Certificate of Amendment of Certificate of
                            Incorporation.

        10.1 Series 1 Preferred Stock Purchase Agreement, dated as of September 21, 1998.

        10.2                Registration Rights Agreement, dated as of
                            September 21, 1998.

        10.3 Stockholders' Agreement and Irrevocable Proxy, dated as of September 21, 1998.

        99.1                Press Release issued September 22, 1998.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of September 28, 1998.

                                PACIFIC GATEWAY PROPERTIES, INC.

                                By     /s/ RAYMOND V. MARINO
                                   --------------------------------------
                                   Raymond V. Marino
                                   President and Chief Executive Officer



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                                    EXHIBIT INDEX

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                                                                                      SEQUENTIALLY
                                                                                        NUMBERED
 EXHIBIT NO.            DOCUMENT                                                          PAGE
 -----------            --------------------------------------------------------      ------------
 Exhibit 4.1            Certificate of Amendment of Certificate of Incorporation

 Exhibit 10.1 Series 1 Preferred Stock Purchase Agreement, dated as of September 21, 1998

 Exhibit 10.2           Registration Rights Agreement, dated as of
                        September 21, 1998.

 Exhibit 10.3 Stockholders' Agreement and Irrevocable Proxy, dated as of September 21, 1998

 Exhibit 99.1           Press Release issued September 22, 1998

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